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                                                                   EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                       OF PRG-SCHULTZ INTERNATIONAL, INC.

                                   ARTICLE 1.

                                     Offices

        1.1. Principal Office. The principal office for the business of PRG-Schultz International, Inc. (the "Corporation") shall be located at such place (within or without the State of Georgia) as the Board of Directors may fix from time to time.

        1.2. Office Location. The Corporation may have other offices at such place or places (within or without the State of Georgia) as the Board of Directors may designate from time to time or the business of the Corporation may require or make desirable.

        1.3. Registered Office. The registered office of the Corporation and the registered agent shall be the office and the agent set forth in the appropriate documents filed by the Corporation in the office of the Secretary of State of Georgia.

                                   ARTICLE 2.

                                  Capital Stock

        2.1. Certificates. At a minimum, each share certificate shall state on its face: (1) the name of the Corporation and that the Corporation is organized under the laws of Georgia; (2) the name of the person to whom the shares are issued; and (3) the number and class of shares and the designation of the series, if any, that the certificate represents. Share certificates shall be numbered consecutively and entered into the stock transfer books of the Corporation as they are issued.

        2.2. Signatures; Transfer Agent; Registrar. Each certificate shall be signed, either manually or in facsimile, by an officer of the Corporation and may bear the corporate seal or its facsimile. If the certificate is signed in facsimile, then it must be countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. The transfer agent or registrar may sign either manually or by facsimile. Share certificates exchanged or returned shall be cancelled by the Secretary or his or her designee and placed in their original place in the stock book.

        2.3. Stock Transfer Books. The Corporation shall keep at its registered office or its principal office or at the principal office of its transfer agent or registrar, wherever located, with a copy at the principal office of the Corporation, a book or set of books, to be known as the stock


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transfer books of the Corporation, containing in alphabetical order the name of each shareholder of record, together with such shareholder's address and social security or other tax identification number and the number of shares of each kind, class, or series of capital stock represented by each share certificate held by the shareholder and the number of each such certificate. The stock transfer books shall be maintained in current condition. The stock transfer books, or the duplicate copy thereof maintained at the principal office of the Corporation, shall be available for inspection and copying by any shareholder authorized to make such inspection pursuant to the Georgia Business Corporation Code (the "Code"), at the sole cost of such person. The stock transfer books may be inspected or copied either by such shareholder or by such shareholder's duly authorized attorney or agent. The information contained in the stock transfer books and share register may be stored on punch cards, magnetic tape, magnetic discs, or other information storage devices relating to electronic data processing equipment, provided that any such method, device, or system employed shall be approved by the Board of Directors, and provided further that the same is capable of reproducing all information contained therein, in legible and understandable form, for inspection by any shareholder authorized by the Code or for any other proper corporate purpose.

        2.4. Replacement Certificate. The Corporation may issue a new certificate for its shares in place of any certificate theretofore issued and alleged by its owner of record or such owner's authorized representative to have been lost, stolen, or destroyed if the Corporation, transfer agent, or registrar is not on notice that such certificate has been acquired by a bona fide purchaser. A replacement certificate may be issued upon such owner's or representative's compliance with all of the following conditions: (a) the owner shall file with the Secretary of the Corporation and the transfer agent or the registrar, if any, a request for the issuance of a new certificate, together with an affidavit in form satisfactory to the Secretary and transfer agent or registrar, if any, setting forth the time, place, and circumstances of the loss;
(b) if requested by the Corporation, the owner also shall file with the Secretary and the transfer agent or the registrar, if any, a bond with good and sufficient security acceptable to the Secretary and the transfer agent or the registrar, if any, conditioned to indemnify and save harmless the Corporation and the transfer agent or the registrar, if any, from any and all damage, liability, and expense of every nature whatsoever resulting from the Corporation, the transfer agent, or the registrar issuing a new certificate in place of the one alleged to have been lost, stolen, or destroyed; and (c) the owner shall comply with such other reasonable requirements as the Chairman of the Board, the President, the Secretary, or the Board of Directors of the Corporation and the transfer agent or the registrar shall deem appropriate under the circumstances. A new certificate may be issued in lieu of any certificate previously issued that has become defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient, in the opinion of the Secretary and the transfer agent or the registrar, to identify the owner of the defaced or mutilated certificate, the number of shares represented thereby, and the number of the certificate and its authenticity and to protect the Corporation and the transfer agent or the registrar against loss or liability. When sufficient identification for such defaced or mutilated certificate is lacking, a new certificate may be issued upon compliance with all of the conditions set forth above in connection with the replacement of lost, stolen, or destroyed certificates.


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        2.5. Fractional Share Interests. The Corporation may, but shall have no obligation to, (1) issue fractions of a share or pay in money the value of fractions of a share; (2) arrange for disposition of fractional shares by or for the account of the shareholders; and (3) issue scrip in registered or bearer form entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. Each certificate representing scrip must be conspicuously labeled "scrip" and must contain the information required by the Code to be on share certificates. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the Corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip provides for such rights. The Board of Directors may authorize the issuance of scrip subject to any conditions considered desirable.

        2.6. Share Transfers and Registration. Upon compliance with provisions restricting the transferability of shares, if any, transfers of capital stock of the Corporation by the registered holder thereof shall be recorded on the stock transfer books of the Corporation only upon the written request of such registered holder, or by such holder's attorney authorized to effect such transfers by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or registrar, if any, and upon surrender of the certificate or certificates for such shares properly endorsed for transfer (if the shares are represented by certificates), accompanied by such assurances as the Corporation, or such transfer agent or registrar, may require as to the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable laws relating to securities transfers and the collection of taxes. It shall be the duty of the Corporation, or such transfer agent or registrar, to issue a new certificate, cancel the old certificate, and record the transactions upon the stock transfer books of the Corporation.

        2.7. Registered Shareholders. Except as otherwise required by law, the Corporation shall be entitled to treat the person registered in the stock transfer books as the owner of shares of capital stock of the Corporation as the person exclusively entitled to receive notification, dividends, and distributions, to vote and to otherwise exercise the rights, powers, and privileges of ownership of such capital stock, and shall not be required to recognize any adverse claim.

        2.8. Record Date. The Board of Directors may fix a future date to serve as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other shareholder action; provided, however, that such future date shall not be more than seventy days before the meeting or action requiring a determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the Board of Directors shall fix a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                                   ARTICLE 3.

                             Shareholders' Meetings


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        3.1. Definitions. As used in these bylaws regarding the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares of capital stock of the Corporation and to a holder or holders of record of outstanding shares of capital stock of the Corporation when the Corporation is authorized to issue only one class of shares. Such reference also is intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such governance rights when there are two or more classes or series of shares or upon which or upon whom the Code confers such governance rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

        3.2. Date and Time. The annual meeting of the shareholders of the Corporation shall be held each fiscal year of the Corporation on the date and at the time designated, from time to time, by the Board of Directors. A special meeting shall be held on the date and at the time designated by the person or persons calling such special meeting.

        3.3. Place. Annual and special meetings may be held within or without the State of Georgia at such place as the Board of Directors may from time to time designate or as may be specified in the notice of such meeting. Whenever the Board of Directors shall fail to designate such place, the meeting shall be held at the principal business office of the Corporation in the State of Georgia.

        3.4. Call. Annual meetings may be called by the Board of Directors, the Chairman of the Board, if any, the President, or by any officer instructed by the directors to call the meeting. Special meetings, including any special meeting in lieu of an annual meeting, may be called only by:

                  (a) the Chairman of the Board, if any;

                  (b) the President;

                  (c) a majority of the members of the Board of Directors then in office; or

                  (d) the holders of at least thirty five percent (35%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting if said holders deliver to the Secretary of the corporation one (1) or more signed and dated written demands for the meeting, describing therein the purpose or purposes for which the special meeting is to be held; provided, however, that at such time and for so long as there are one hundred (100) or fewer shareholders of record, the corporation shall hold such special meeting upon the demand of at least twenty five percent (25%) of said holders. The record date for determining shareholders entitled to demand a special meeting shall be determined in the manner provided in these bylaws. Only the business within the purpose or purposes described in the meeting notice


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required by subsection (c) of Code Section 14-2-705 may be conducted at a special meeting of the Shareholders.

         3.5. Notice. Written notice stating the place, day, and hour of each meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or not less than any other such minimum period of days as may be prescribed by the
Code) nor more than sixty days before the date of the meeting, either personally or by first class mail by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. When a meeting is adjourned to another time or place it shall not be necessary to give any notice of the new date, time, or place if the date, time, and place are announced at the meeting before adjournment. If, however, a new record date is or must be fixed under the Code, a notice of the new meeting shall be given to persons who are shareholders as of the new record date. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.

         3.6. Waiver of Notice. A shareholder may waive any notice required by the Code, the articles of incorporation, or these bylaws before or after the date and time of the required notice. The waiver must be in writing, signed by the shareholder entitled to notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. No such waiver of notice of a shareholders' meeting with respect to an amendment of the articles of incorporation pursuant to Code section 14-2-1003, a plan of merger or share exchange pursuant to Code section 14-2-1103, a sale of assets pursuant to Code section 14-2-1202, or any other action which would entitle the shareholder to dissent pursuant to Code section 14-2-1302 or any successor statute shall be effective unless the provisions of paragraphs (1) or (2) of subsection (c) of Code section 14-2-706 or any successor statute are followed. Attendance at a meeting waives objection (1) to notice or defective notice of a meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (2) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         3.7. Shareholders List. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The shareholders list shall be available for inspection at the time and place of the meeting by any shareholder or the shareholder's agent or attorney.

         3.8. Conduct of Meeting. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman of the meeting to be chosen by the shareholders. The Secretary of the Corporation, or in the Secretary's absence an Assistant


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Secretary, shall act as secretary of every meeting, but, if neither the
Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

        3.9. Proxy Representation. At any meeting of the shareholders, any shareholder having the right to vote shall be entitled to vote in person or by proxy. An appointment of a proxy is valid for eleven months, unless a longer period is expressly provided in the appointment form.

        3.10. Quorum and Action of Shareholders. At all meetings of the shareholders, a majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on that matter, unless the Code, the articles of incorporation, or a provision of these bylaws approved by shareholders, as the same are now enacted or hereafter amended, provides otherwise. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Code, the articles of incorporation, or a provision of these bylaws adopted by the shareholders under section 14-2-1021 of the Code or any successor statute, requires a greater number of affirmative votes. Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

        3.11. Adjournment of Meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

        3.12. Action Without a Meeting. Any action required or permitted by the Code to be taken at a shareholders' meeting may be taken without a meeting if all the shareholders entitled to vote on such action sign one or more written consents describing the action taken and the consents are delivered to the Corporation for inclusion in the minutes or filing with the corporate records. No such written consent shall be valid unless the provisions of section 14-2-704(b) of the Code or any successor statute are followed.

        3.13. Inspectors. The Corporation may, and to the extent required under the Code or securities exchange regulations shall, appoint one or more inspectors to act at a meeting of the shareholders and make a written report of the inspectors' determinations.

        3.14. Advance Notice of Shareholder Nominations and Proposals. Nominations of persons for election to the Board of Directors and proposals of business to be transacted by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board of Directors, or (c) by any shareholder of record of the Corporation who was a shareholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section.


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                  For nominations or other business to be properly brought
before an annual meeting by a shareholder pursuant to clause (c) of the foregoing paragraph, (1) the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for shareholder action under the Georgia Business Corporation Code, (3) if the shareholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in this paragraph, such shareholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such shareholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder, and must, in either case, have included in such materials the Solicitation Notice and any proxy statement and form of proxy utilized or to be utilized by such person, and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the shareholder or beneficial owner proposing such business or nomination must not have solicited, and must represent that he, she or it will not solicit, a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than thirty
(30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall contain such person's written consent to serve as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, and of such beneficial owner, as they appear on the Corporation's books, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) whether such shareholder or beneficial owner has delivered or intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (the notice described in this sentence, a "Solicitation Notice").


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                  Notwithstanding anything in the second sentence of the second paragraph of this Section 3.14 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least fifty-five (55) days prior to the Anniversary, a shareholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                  Only persons nominated in accordance with the procedures set forth in this Section 3.14 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

                  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board or (b) by any shareholder of record of the Corporation who is a shareholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.14. Nominations by shareholders of persons for election to the Board may be made at such a special meeting of shareholders if the shareholder's notice required by the second paragraph of this Section 3.14 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

                  For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  Notwithstanding the foregoing provisions of this Section 3.14, a shareholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 3.14. Nothing in this Section 3.14 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act."


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                                   ARTICLE 4.

                                    Directors

        4.1. Definitions and Corporate Power and Authority. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors (herein referred to as the "Board of Directors," "Board," or "directors" notwithstanding that only one director may legally constitute the Board), subject to any limitation set forth in the articles of incorporation, in rights, options, or warrants permitted by paragraph (2) of subsection (d) of Section 14-2-624 of the Code.

        4.2. Qualifications and Number. Directors shall be natural persons who are at least eighteen years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Georgia. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, with the specific number to be determined by the Board of Directors. Notwithstanding the foregoing, this bylaw provision may be amended by the vote of a majority of the directors then in office in order to expand or contract the variable range for the permissible number of directors.

        4.3. Election and Term.

                  (a) The Board of Directors shall be divided into three (3) classes with each such class to be as nearly equal in number as possible. At each annual Shareholders' meeting, directors shall be chosen for a term of three
(3) years to succeed those whose terms expire; provided, however, that whenever the classes are, or after the next annual meeting of shareholders will be, uneven the shareholders, for the sole purpose of making the number of members in each class as equal as practicable, may elect one or more members of the class for less than three years. Each director shall hold office for the term for which he or she is elected or appointed and until his or her successor shall be elected and qualified, or until his or her death, removal from office or resignation.

                  (b) Should the number of directors be changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make them as nearly equal in number as possible.

                  (c) No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        4.4. Vacancies. Any vacancy in the Board of Directors resulting from the resignation, incapacity, death or retirement of a director, or any other cause, other than removal by the shareholders or increase in the number of directors, shall be filled by a majority vote of the remaining directors, though less than a quorum, for a term corresponding to the unexpired term of his or her predecessor in office. Newly created directorships resulting from any increase in the authorized number of directors shall be filled by either:


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                  (i) a majority of the shareholders voting at a meeting of the shareholders; provided, however, that the term of any such additional director, if elected by the shareholders at such meeting, shall correspond to the term of the class to which he or she has been assigned, regardless of whether or not such class was the subject of the election held at the shareholders' meeting; or

                  (ii) a majority vote of the remaining directors, though less than a quorum; provided that the directors so chosen shall hold office for a term expiring at the next meeting of shareholders at which directors are to be elected.

        4.5. Quorum and Action. A majority of the directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business unless the Code, the articles of incorporation, or a provision of these bylaws approved by shareholders, as the same are now enacted or hereafter amended, authorizes a greater number. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present at a meeting is the act of the Board, unless the articles of incorporation or a provision of these bylaws approved by shareholders, as the same are now enacted or hereafter amended, requires the vote of a greater number of directors.

        4.6. Meetings.

                  (a) Time. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

                  (b) Place. Meetings shall be held at such place within or without the State of Georgia as shall be determined by the Board.

                  (c) Call. Meetings may be called by the Chairman of the Board, if any, by the President, or by any two directors if the Board consists of three or more directors, or by any director if the Board consists of fewer than three directors.

                  (d) Notice, Waiver of Notice. Unless the articles of incorporation provide otherwise, regular meetings of the Board of Directors may be held without notice required of the date, time, place, or purpose of the meeting. Notice of special meetings shall be given to directors at least two days before such meetings, which notice shall specify the date, time, and place of the meeting. The notice need not state the purpose of the special meeting. A director may waive any notice required by the Code, the articles of incorporation, or these bylaws before or after the date and time of the required notice. The waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A director's attendance at or participation in a meeting waives any required notice unless the director at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.


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                  (e) Chairman of the Meeting. The Chairman of the Board, if
any, and if present and acting, shall preside at all meetings. Otherwise, any director chosen by the Board shall preside. The person presiding at the meeting shall designate a person to act as secretary of the meeting, who may or may not be a director or officer of the Corporation.

                  (f) Telephone Participation. Unless the articles of incorporation or a provision of these bylaws provides otherwise, the Board may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

        4.7. Action Without Meeting. Unless the articles of incorporation or a provision of these bylaws provides otherwise, any action required or permitted by the Code to be taken at a Board of Directors' meeting may be taken without a meeting, if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

        4.8. Compensation. Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and any special or standing committees thereof as may be determined from time to time by resolution of the Board of Directors.

        4.9. Removal by Shareholders. At any shareholders' meeting with respect to which notice of such purpose has been given, the shareholders may remove one or more directors from office, but only for cause, by a majority of the votes entitled to be cast unless the articles of incorporation or a provision of these bylaws approved by shareholders, as the same are now enacted or hereafter amended, provides otherwise.

                                   ARTICLE 5.

                                   Committees

        5.1. Members. The Board of Directors may create one or more committees and appoint members to serve on them. Each committee may have one or more directors, who shall serve at the pleasure of the Board of Directors.

        5.2. Authority. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors under Code section 14-2-801 or any successor statute. A committee shall not, however: (1) approve or propose to shareholders action that the Code requires to be approved by shareholders; (2) fill vacancies on the Board of Directors or on any of its committees; (3) amend articles of incorporation pursuant to Code section 14-2-1002 or any successor statute except that a committee may, to the extent authorized in a resolution or resolutions adopted by the Board, amend the articles of incorporation to fix the designations, preferences, limitations, and relative rights of shares pursuant to Code Section 14-2-602 or to increase or decrease the number of shares contained in a series of shares established in accordance with Code Section 14-2-602 but not below the number of such shares then issued; (4) adopt, amend, or repeal bylaws; or (5) approve a plan of merger not requiring shareholder approval.

        5.3. Meetings. Committees shall meet from time to time on call of the Chairman of the Board, if any, the President, or of any one or more members of the particular committee. The requirements for meetings, action without meetings, notices, and waivers of notice of the Board of Directors shall apply to any committee which the Board shall establish. A committee shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after the action has been taken. All such proceedings shall be subject to revision or alteration by the Board of Directors, except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

        5.4. Quorum and Voting. The quorum and voting requirements of the Board of Directors also shall apply to any committee which the Board shall establish.

        5.5. Removal. The Board of Directors shall have power to remove any member of any committee at any time, with or without cause, to fill vacancies, and to dissolve any such committee.

                                   ARTICLE 6.

                                    Officers

        6.1. Selection. The Board of Directors at each annual meeting shall, or if no annual meeting is held, at such time as the Board deems proper, and at any regular or special meeting may, elect or appoint a President, a Secretary, and a Treasurer and may elect or appoint a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers, assistant officers, and agents as they may determine, or the Board may designate a duly appointed officer to appoint one or more officers or assistant officers. The President may, but need not, be a director. Any two or more offices may be held simultaneously by the same person. Unless otherwise provided in the resolution of election or appointment, all officers shall be elected for a term of office running until the meeting of the Board of Directors following the next annual meeting of shareholders and until their successors have been duly elected or appointed and qualified or until their earlier resignation, removal from office, or death. All officers, assistant officers, and agents of the Corporation shall have such authority, powers, duties, functions, and privileges as provided for herein and as the Board may determine from time to time. The Board may designate, elect, or appoint a chief operating officer and/or a chief executive officer.

        6.2. Chairman of the Board. If a Chairman of the Board is elected by the directors, the Chairman shall preside at all meetings of shareholders and directors, and, unless otherwise provided by law, when the signature of the President is required the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation. The Chairman shall have such other powers and duties as the Board may prescribe from time to time.

        6.3. President. The President shall be the Chief Executive Officer of the Company, and in the absence of a Chairman of the Board, preside at all meetings of the shareholders, and if he or she is a member of the Board, at all meetings of the Board of Directors. It shall be the President's duty to attend to the business of the Corporation and maintain strict supervision over all of its affairs and interests. The President shall keep the Board of Directors fully advised about the affairs and conditions of the Corporation, and shall manage and operate the business of the Corporation pursuant to and in accordance with such policies as may be prescribed from time to time by the Board of Directors. The President shall, subject to the approval of the Board, hire and fix the compensation of all employees and agents of the Corporation (other than the executive officers of the Corporation), and any such employee or agent shall be removable at the President's pleasure. Unless the Board of Directors by resolution shall otherwise provide, the President may delegate such of the President's powers as the President deems appropriate to other officers, employees, and agents of the Corporation.

        6.4. Vice President. The Vice President (or Vice Presidents, in the order designated by the Board) shall, in the absence or disability of the President (and the Chairman of the Board, if one is elected by the Board of Directors) perform the duties and exercise the powers of the President, and shall perform such other duties as shall from time to time be imposed upon any Vice President by the Board or delegated to a Vice President by the President. The Board may by resolution supplement the title of any Vice President in any manner.

        6.5. Secretary. It shall be the duty of the Secretary to keep a record of the proceedings of all meetings of the shareholders and the Board of Directors; to keep the stock transfer books of the Corporation or to assure that they are properly kept if the Corporation employs an independent transfer agent; to notify the shareholders and directors of meetings as provided by these bylaws or the Code; to have custody of the seal of the Corporation; to affix such seal to any instrument requiring the same; to attest the signature or certify the incumbency or signature of any officer of the Corporation; and to perform such other duties as the Chairman of the Board, the President, or the Board of Directors may prescribe. Any Assistant Secretary, if elected, shall perform the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as the Chairman of the Board, the President, the Secretary, or the Board of Directors may prescribe.

        6.6. Treasurer. The Treasurer shall keep, or cause to be kept, the financial books and records of the Corporation, and shall faithfully account for the Corporation's funds, financial assets, and other assets entrusted to the Treasurer's care and custody. The Treasurer shall make such reports as may be necessary to keep the Chairman of the Board, the President, and the Board of Directors informed at all times as to the financial condition of the Corporation, and shall perform such other duties as the Chairman of the Board, the President, or the Board of Directors may prescribe. The Treasurer shall maintain the money and other assets of the

Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer may provide for the investment of the money and other assets of the Corporation consistent with the needs of the Corporation to disburse such money and assets in the course of the Corporation's business. The Treasurer shall perform the duties of the Secretary of the Corporation in the absence or disability of the Secretary and any Assistant Secretary. Any Assistant Treasurer, if elected, shall perform the duties of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties as the Chairman of the Board, the President, the Treasurer, or the Board of Directors may prescribe.

        6.7. Salaries and Bonds. The Board of Directors shall fix the compensation of all officers of the Corporation, unless pursuant to a resolution of the Board the authority to fix such compensation is delegated to a committee of the Board or (other than compensation of executive officers) to the President. The fact that any officer also is a director shall not preclude such officer from receiving a salary or from voting upon the resolution providing the same. The Board of Directors may, in its sole discretion, require bonds from any or all of the officers and employees of the Corporation for the faithful performance of their duties and conduct while in office.

        6.8. Removal. The Board of Directors may remove any officer at any time with or without cause. Any officer or assistant officer appointed by an authorized officer pursuant to subsection (b) of Section 14-2-840 of the Code may be removed at any time with or without cause by any officer having authority to appoint such officer or assistant officer.

                                   ARTICLE 7.

                                 Indemnification

        7.1. Mandatory Indemnification.

                  (a) Except as provided in subsections (b) and (c) of this
Section 7.1, the Corporation shall indemnify an individual made a party to a proceeding because such individual is or was a director or officer of the Corporation against liability incurred in the proceeding, if such director or officer:

                           (1) Conducted himself or herself in good faith; and

                           (2) Such individual reasonably believed:

                                    (i) In the case of conduct in his or her
official capacity, that such conduct was in the best interests of the Corporation;

                                    (ii) In all other cases, that such conduct
was at least not opposed to the best interests of the Corporation; and

                                    (iii) In the case of any criminal
proceeding, that the individual has no reasonable cause to believe such conduct was unlawful.

                  (b) The Corporation may not indemnify a director or officer under this Section 7.1:

                           (1) In connection with a proceeding by or in the
right of the Corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Section 7.1; or

                           (2) In connection with any proceeding with respect to
conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by the director or officer, whether or not involving action in his or her official capacity.

                  (c) Indemnification permitted under this Section 7.1 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

                  (d) Notwithstanding the foregoing, the Corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director or officer of the Corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.

        7.2. Advance for Expenses.

                  (a) The Corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer if the director or officer delivers to the
Corporation:

                           (1) A written affirmation of such director's or
officer's good faith belief that such director or officer has met the relevant standard of conduct set forth in subsection (a) of Section 7.1 of these bylaws or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation and authorized by paragraph
(4) of subsection (b) of Section 14-2-202 of the Code; and

                           (2) His or her written undertaking to repay any funds
advanced if it is ultimately determined that the director or officer is not entitled to indemnification under Section 7.1.

                  (b) The undertaking required by paragraph (2) of subsection
(a) of this Section 7.2 must be an unlimited general obligation of the director or officer, but need not be secured and may be accepted without reference to financial ability to make repayment.

        7.3. Determination and Authorization of Indemnification.

                  (a) The Corporation may not indemnify a director or officer under Section 7.1 of these bylaws unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director or officer is required in the circumstances because the director or officer has met the standard of conduct set forth in subsection (a) of Section 7.1.

                  (b) The determination shall be made:

                           (1) If there are two or more disinterested directors,
by the Board of Directors by majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

                           (2) By special legal counsel:

                                    (i) Selected in the manner prescribed in
paragraph (1) of this subsection (b); or

                                    (ii) If there are fewer than two
disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or

                           (3) By the shareholders, but shares owned by or voted
under the control of directors or officers who at the time do not qualify as disinterested may not be voted on the determination.

                  (c) Evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is required, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (2) of subsection (b) of this bylaw provision to select counsel.

        7.4. Indemnification of Officers, Employees, and Agents. Notwithstanding any other provisions of these bylaws to the contrary, unless the articles of incorporation provide otherwise, the Corporation may, in the discretion of the Board of Directors, indemnify and advance expenses to an officer, employee, or agent who is not a director, to the extent the Board deems appropriate, consistent with public policy and Section 14-2-857 of the Code.

        7.5. Director's Expenses as a Witness. This Article Seven does not limit the Corporation's power to pay or reimburse expenses incurred by a director in connection with such director's appearance as a witness in a proceeding at a time when such director has not been made a named defendant or respondent to the proceeding.

        7.6. Rights to Indemnification Not Exclusive. The right of the directors and officers of the Corporation to indemnification under these bylaws is not exclusive of or in limitation of any other right now possessed or hereafter acquired under the Articles of Incorporation or any statute, agreement or otherwise.

                                   ARTICLE 8.

                                     Notices

                  (a) Except as otherwise specifically provided in these bylaws, whenever under the provisions of these bylaws notice is required to be given to any shareholder, director, or officer, it shall be in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person; by telephone, telegraph, teletype, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication.

                  (b) Written notice to a shareholder, if in comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. If the Corporation has more than 500 shareholders of record entitled to vote at a meeting, however, the Corporation may utilize a class of mail other than first class if the notice of the meeting is mailed, with adequate postage prepaid, not less than thirty days before the date of the meeting.

                  (c) Except as provided in subsection (b) of this Article Eight, written notice, if in comprehensible form, is effective at the earliest of the following: (1) when received, or when delivered, properly addressed, to the addressee's last known principal place of business or residence; (2) five days after its deposit in the mail, as evidenced by the postmark or such longer period as may be provided in the articles of incorporation or these bylaws, if mailed with first-class postage prepaid and correctly addressed; or (3) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Oral notice is effective when communicated if communicated in a comprehensible manner.

                                   ARTICLE 9.

                                   Amendments

                  (a) Unless the articles of incorporation or the Code provides otherwise, or the shareholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw, the Board of Directors may amend the bylaws if the voting requirements provided in Section 4.5 of these bylaws are satisfied, except as provided below. The shareholders also may amend or repeal the Corporation's bylaws or adopt new bylaws, but only by the affirmative vote of the holders of not less than sixty percent (60%) of all the issued and outstanding shares of Common Stock. Unless the articles of incorporation or a provision of these bylaws provides otherwise, a bylaw that fixes a greater quorum or voting requirement for the Board of Directors may be adopted, amended, repealed or rescinded only by

(i) the affirmative vote of the majority of the entire Board of Directors or
(ii) the affirmative vote of the holders of not less than sixty percent (60%) of all the issued and outstanding shares of Common Stock. A bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the Board of Directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the Board of Directors.

                  (b) Unless the articles of incorporation or the Code provides otherwise, a provision of these bylaws limiting the authority of the Board of Directors or establishing staggered terms for directors may be adopted, amended, repealed or rescinded only by the affirmative vote of the holders of not less than sixty percent (60%) of all the issued and outstanding shares of Common Stock. The shareholders may provide by resolution that any bylaw provision repealed or amended by them may not be repealed or amended by the Board of Directors.

                                  ARTICLE 10.

                                  Miscellaneous

        10.1. Inspection of Records by Shareholders. (a) A Shareholder is entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the following records of the Corporation if the shareholder gives the Corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy such records:

                           (1) The Corporation's articles or restated articles
of incorporation and all amendments currently in effect;

                           (2) The Corporation's bylaws or restated bylaws and
all amendments currently in effect;

                           (3) Resolutions adopted by either the shareholders or
the Board of Directors with respect to increasing or decreasing the number of directors, the classification of directors, if any, or the names and residence addresses of any members of the Board of Directors;

                           (4) Resolutions adopted by the Board of Directors
creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to such resolutions are outstanding and any resolution adopted by the Board of Directors that affect the size of the Board of Directors;

                           (5) The minutes of all shareholders' meetings,
executed waivers of notice of meetings, and executed written consents evidencing all actions taken by shareholders without a meeting, for the past three years;

                           (6) All written communications to shareholders
generally within the past three years, including the financial statements furnished for the past three years under section 14-2-1620 of the Code;

                           (7) A list of the names and business addresses of the
Corporation's current directors and officers; and

                           (8) The Corporation's most recent annual registration
as delivered to the Secretary of State.

                  (b) A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation if the shareholder meets the requirements of subsection (c) of this Section 10.1 and gives the Corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy such records:

                           (1) Excerpts from minutes of any meeting of the Board
of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under subsection (a) of this Section 10.1;

                           (2) Accounting records of the Corporation; and

                           (3) The record of shareholders.

                  (c) A shareholder may inspect and copy the records described in subsection (b) of this Section 10.1 only if: (1) the shareholder's demand is made in good faith and for a proper purpose that is reasonably relevant to the shareholder's legitimate interest as a shareholder; (2) the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect; (3) the records are directly connected with the shareholder's purpose; and (4) the records are to be used only for the stated purpose.

       10.2. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors. If no fiscal year is fixed by the Board, the fiscal year of the Corporation shall end on December 31 of each calendar year.

       10.3. Seal. The corporate seal shall be in such form as the Board of Directors may determine from time to time.

       10.4. Financial Statements. The Board of Directors may appoint the Treasurer or other fiscal officer or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice or any financial statements which may be required by any provision of law.

        10.5. Appointment of Agents. The Chairman of the Board, if any, the President or any Vice President or any other officer authorized by the Board shall be authorized and empowered in the name and as the act and deed of the Corporation to name and appoint general and special agents, representatives, and attorneys to represent the Corporation in the United States or in any foreign country or countries and to name and appoint attorneys and proxies to vote any shares of stock in any other corporation at any time owned or held of record by the Corporation, and to prescribe, limit, and define the powers and duties of such agents, representatives, attorneys, and proxies and to make substitution, revocation, or cancellation in whole or in part of any power or authority conferred on any such agent, representative, attorney, or proxy. All powers of attorney or instruments under which such agents, representatives, attorneys, or proxies shall be so named and appointed shall be signed and executed by the Chairman of the Board, if any, the President, or a Vice President, or any other officer designated by the Board, and the corporate seal shall be affixed thereto. Any substitution, revocation, or cancellation shall be signed in like manner. Any agent, representative, attorney, or proxy, when so authorized by the instrument appointing such person, may substitute or delegate such person's powers in whole or in part and revoke and cancel such substitutions or delegations. No special authorization by the Board of Directors shall be necessary in connection with the foregoing, and this bylaw shall be deemed to constitute full and complete authority to the officers above designated to do all the acts and things as they deem necessary or incidental thereto or in connection therewith.

        10.6. Contracts, Deeds, and Loans. All contracts, deeds, mortgages, pledges, promissory notes, security documents, transfers, and other written instruments binding upon the Corporation shall be executed on behalf of the Corporation by the Chairman of the Board, if any, or the President, or any Vice President, or by such officers or agents as the Board of Directors or the President (unless the Board of Directors shall otherwise provide) may designate from time to time. Any such instrument which may be or is required to be given under the seal of the Corporation may be sealed and attested by the Secretary or any Assistant Secretary of the Corporation.

        10.7. Checks and Drafts. Checks and drafts of the Corporation shall be signed by such officer or officers or such other employees or persons as the Board of Directors may from time to time designate. The Board of Directors may provide by resolution for the authority of officers, employees, and other persons to deal with banks and other financial institutions on behalf of the Corporation.

                                  ARTICLE 11.

                              Fair Price Provisions

         The requirements of Part 2 of Article 11 of the Code shall be applicable to the Corporation to the maximum extent permitted by the Code and under the circumstances set forth therein.

                                  ARTICLE 12.

               Business Combinations With Interested Shareholders

         The requirements of Part 3 of Article 11 of the Code shall be applicable to the Corporation to the maximum extent permitted by the Code and under the circumstances set forth therein.